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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT

         This Agreement is effective February 15, 2000 by and between Falcon Entertainment Corp., a Delaware corporation, with its principal place of business being 71 Great Pasture Road, Redding, Connecticut, 06896, hereinafter called ("Employer" or "Company") and Mark Eddinger, an individual, with a principal address of 18 Hobbs Road, North Hampton, New Hampshire, 03862, hereinafter called ("Officer").

         Inasmuch as the Employer is desirous of employing the Officer in the position, and upon the terms stated in this Agreement; and, whereas, the Officer is desirous of providing services to the Employer as an Officer.

         Now, therefore, in consideration of the mutual promise stated in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Officer hereby agree as follows:

                  1. EMPLOYMENT. The Employer hereby employs the Officer and the Officer hereby accepts employment at such location as may be reasonably determined by the Employer.

                  2. OFFICE, DUTIES AND TERM. The Officer shall hold the office and perform the duties of President and COO of a subsidiary record label, owned and operated by Employer as described on Exhibit A attached top this Agreement. The duties of the Officer may be changed form time to time by the Employer. The term of this Agreement shall be for a period of three (3) years beginning February 15, 2000 and such employment shall continue uninterrupted unless terminated as provided in Section 6 below. The Officer shall devote the time, attention, energies and skill to the business of the Company necessary to fulfill the obligations of the office during the term of this Agreement.

                  3. COMPENSATION AND BENEFITS. The Employer shall pay to the Officer and the Officer accepts as full compensation for all services to be rendered to the Employer the compensation and benefits described in full on Exhibit B attached to this Agreement.

                  4. EXPENSES. The Employer agrees to promptly reimburse the Officer from time to time for all reasonable business expenses incurred by the Officer in performing the Officer's duties for the Employer under this Agreement in accordance with the Employer's policies, provided that the Officer presents to the Employer adequate records and other documented evidence required by the Employer for reimbursement of such expenses incurred on its behalf. All single expenses over one thousand dollars ($1,000.00) shall be pre-approved by James Fallacaro.

                  5. NON COMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION. During the term of the Officer's employment and for such longer period as the Officer may receive employment severance payments, the officer shall not, directly or indirectly, as an officer, employer, agent, principal, partner, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Employer; nor shall the Officer, during the term of the Officer's employment induce or attempt to induce any Officer of the Employer to leave such


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employ for the purpose of joining any organization in competition with the
Employer. This Section 5 shall survive expiration or termination of this Agreement. The Officer further acknowledges that as a result of his employment with the Company, Officer will obtain secret and confidential information concerning the business of the Company and its affiliates, including, without limitation, financial information, proprietary rights, trade secrets, customers and sources. ("Confidential Information"). Therefore, the Officer agrees that he will not, at any time, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Company, except (a) in the course of performing his duties hereunder, (b) with the Company's express written consent or (c) to the extent that any such information is in the public domain other than as a result of Officer's breach of any of his obligations hereunder. Upon termination of his employment with the Company, the Officer will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Officer shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the Company.

                  6. TERMINATION. This Agreement may be terminated by the Employer upon ninety (90) days prior written notice to the officer or the Officer's personal representative in the event that:

                           6.1      (1) The Officer commits any misfeasance in
office (including negligence or recklessness) or any act of dishonesty or fraud against the Employer; (2) the Officer commits any unlawful or criminal act involving moral turpitude; (3) the Officer willfully breaches this Agreement or habitually neglects the Officer's duties to the Employer (4) the Officer refuses or fails to carry out specific directions of the Board or CEO which are of a material nature and consistent with his status as President and COO;

                           6.2      The Officer dies during the term of the
employment created hereby or is disabled permanently or otherwise in a manner that prevents the Officer for discharging the Officer's duties under this Agreement; or

                           6.3      The Employer determines to terminate this
Agreement without cause, which it may do at any time upon ninety (90) days written notice to the Officer, subject to payment of all cash amounts and stock considerations due hereunder for all services rendered until the date of termination.

                           6.4      At the end of the first (1st) year of
operation of the subsidiary record label, if Employer reasonably determines that the operation of the record label subsidiary is no longer financially feasible, then Employer shall have the right to terminate this Agreement, subject to the payment and severance provisions hereof.

                  7. RESIGNATION. The Officer may resign and terminate this Agreement upon ninety (90) days written notice to the Employer.

                  8. NONASSIGNABILITY. Neither the Employer nor the Officer shall have the right to assign this Agreement or any rights or obligations contained in this Agreement without the written consent of the other party. Despite the previous, this Agreement shall be binding upon the successors or assigns of that portion of the business of the Employer with which or for which the Officer is employed. Any such assignment shall invoke the provisions of the Severance Payment, pursuant to Paragraph 8 of Exhibit B.


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                  9.       NOTICES. Any notice required or provided to be given
under this Agreement shall be sufficient if in writing, sent by first class mail, to the Officer's residence in the case of notice to the Officer or to its principal office in the case of the Employer. Any such notice shall be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by wire or telegram or upon the expiration of ninety-six (96) hours after deposit in the United States mail if mailed.

                  10. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall no operate or be construed as a waiver of any subsequent breach by such other party.

                  11. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, and any action brought to enforce any provision of this Agreement or to commence any other action in connection therewith shall have its venue in Westchester County, New York.

                  12. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties respecting the subject matter of this Agreement. This Agreement may not be changed orally but only by an Agreement in writing executed by both parties. This Agreement supercedes a certain Consulting Agreement between the parties as of January 15, 2000. Nothing herein shall be construed to transfer any intellectual property of Officer.

                  13. PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  14. ATTORNEY FEES. If either party employs an attorney to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, litigation expenses and costs and expenses incurred in connection with such enforcement or action.

                  15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

         In witness of this, the parties have executed this Employment Agreement as of the day and year first above written.

Falcon Entertainment Corp. (Company)                          Officer

By:     /s/ James Fallacaro                    By:     /s/ Mark Eddinger
   --------------------------------                -----------------------------
       James Fallacaro                                 Mark Eddinger
       Title:  President and CEO

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                                    EXHIBIT A
                                OFFICE AND DUTIES

         During the tern of this Agreement, and unless otherwise changed from time to time by the mutual written consent of the parties, the Officer shall hold the office and perform the duties for such office as described below:

         Office:  President and Chief Operating Officer

         Duties of Office: Running as the President and Chief Operating Officer, the day to day operations of the subsidiary record label, its publishing subsidiary, and any other label or enterprise that is operated by the subsidiary label, to include signing, developing, marketing and promoting artists and supervising all label personnel and maintaining overall budget responsibility for the label and its subsidiaries, in cooperation with the Chairman of Falcon Entertainment Corp., the parent Company.


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                                    EXHIBIT B
                            COMPENSATION AND BENEFITS

         1. The Employer shall pay the Officer the following compensation and benefits during the term of this Agreement:

         2. SALARY. The Employer shall pay the Officer an annual salary of One Hundred and Twenty Thousand Dollars ($120,000.00), payable monthly in accordance with the Employer's normal compensation schedules. The Officer's salary shall be reviewed on an annual basis.

         3. BONUS. The Officer may be paid additional compensation, in the form of an annual bonus, as may be determined by the Employer in the Employer's sole and absolute discretion, giving weight to such factors as (1) overall company pre-tax operating profits, and (2) progress made by the Officer towards specific goals and objectives set for the Officer's office. The Officer must be employed by Falcon Entertainment Corp., or a subsidiary thereof, for one (1) full year to be considered eligible for a bonus.

         4. DEDUCTIONS. The Employer shall deduct from compensation payable to the Officer such amounts as is required by law to deduct, including but not limited to federal and state withholding taxes, social security taxes and state disability taxes, insurance, and any other amounts as may be required pursuant to the Employer's benefit programs of which the Officer is a participant.

         5. VACATION. The Officer shall be entitled to annual vacation time equal to four (4) weeks. The Officer shall also be entitled to paid holidays and illness days as is stated in the Employer's policies from time to time in effect.

         6. BENEFITS. The Officer shall also be entitled to participate in all of the Employer's benefit programs of general application to the Officers of Falcon Entertainment Corp., or subsidiaries thereof.

         7. STOCK. In the first (1st) year of the Agreement, the Officer shall be granted One Hundred and Fifty Thousand (150,000) shares of common stock of the Employer, vesting at a rate Twelve Thousand Five Hundred (12,500) shares per month. Beginning with the first (1st) month of the second (2nd) year of this Agreement, the Officer shall be granted an additional One Hundred Thousand (100,000) shares of common stock of the Employer, which shall vest at the rate Eight Thousand Three Hundred and Thirty Three (8,333) per month.

         8. SEVERANCE PAYMENT. In the event of the sale of Falcon Entertainment Corp. or the subsidiary record label, or acquisition of the same by a third party, Officer shall receive a severance payment equal to One Million Dollars ($1,000,000.00), coupled with the accelerated vesting of all stock that is due to Officer as referenced in Paragraph 7 of this Exhibit B or otherwise.

         9. OTHER COMPENSATION. In the case that the Officer shall engage in music production, performance on music productions, and or sales or transfers of intellectual properties to and/or for the benefit of the Employer, then the Officer shall be entitled to payment, as applicable, at rates which are determined by mutual agreement of the Officer and Employer to be standard in the music and/or entertainment industries.

         10. UNRELATED ACTIVITIES. In the case that the Officer engages in music production and/or sales of intellectual properties or other sales which are not in direct or indirect competition with the Employer, pursuant to the terms and conditions of Paragraph 5 of the Employment Agreement, then the Officer is entitled to receive payment for such services and/or properties from a third party for such unrelated activities.





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